As filed with the Securities and Exchange Commission on
January 15, 1997.
Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                           FORM S-3
                    Registration Statement
                             Under
                  THE SECURITIES ACT OF 1933

                              CEL-SCI Corporation
      (Exact name of registrant as specified in charter)

                                   Colorado
        (State or other jurisdiction of incorporation)

                                      66 Canal Center Plaza,
                                         Suite 510 Alexandria,
                                         Virginia  223l4
          84-09l6344                                   (703)
549-5293
(IRS Employer I.D. (Address, including zip code, and telephone number
         Number)     including area of principal executive
offices)

                         Geert Kersten
                        66 Canal Center Plaza, Suite 510
                          Alexandria, Virginia  223l4
                                  (703) 549-5293
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             William T. Hart, Esq.
                                 Hart & Trinen
                             1624 Washington
                            Street
                            Denver, Colorado
                                 80203 (303) 839-
                                 0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
                THE PUBLIC: As soon as practicable after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


                          Page 1 of          Pages
                      Exhibit Index Begins on Page

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                     CALCULATION OF REGISTRATION FEE
Title of each                          Proposed    Proposed
  Class of                              Maximum     Maximum
Securities               Securities    Offering    Aggregate      Amount
of
  to be                    to be       Price Per    Offering
Registration
Registered               Registered     Unit (1)     Price           Fee
Common Stock (2)           800,000        $5.05    $4,040,000     $1,225
Common Stock (3)           759,526        $5.05     3,835,607      1,163


Total                    1,389,000                 $7,875,607     $2,388


(1) Offering price computed in accordance with Rule 457(c).
(2) Shares of Common Stock are offered as a result of the conversion of the Company's Series C Preferred Stock into shares of common stock.
(3) Shares of Common Stock issuable upon the exercise of Series A and Series B Warrants. The Series A and Series B Warrants were issued in connection with the sale of the Company's Series C Preferred Stock.

    Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the conversion of the Series C Preferred Stock or upon the exercise of the Warrants as a result of any adjustment in the number of securities issuable by reason of the anti-dilution provisions of the Series C Preferred Stock or the Sales Agent's Warrants.
         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registra- tion Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Sec- tion 8(a), may determine.
                           CEL-SCI CORPORATION
                          CROSS REFERENCE SHEET
          Item in Form S-3                           Location in
Prospectus
Item 1    Forepart of the Registration Statement
          and Outside Front Cover Page of
          Prospectus ..............................  Facing Page;
                                                     Outside Front
                                                     Cover Page

Item 2    Inside Front and Outside Back Cover
          Pages of Prospectus .....................  Inside Front Cover
Page;
                                                     Outside Back Cover
Page Item 3                                          Summary
Information,
Risk Factors and
          Ratio of Earnings to Fixed Changes ......  Prospectus
Summary;

                                                     Risk Factors

Item 4    Use of Proceeds .........................  Not Applicable.
Item 5    Determination of Offering Price .........  Selling Shareholders

Item 6    Dilution ................................  Dilution

Item 7    Selling Security Holders ................  Selling Shareholders

Item 8    Plan of Distribution ....................  Selling Shareholders

Item 9    Description of Securities to be
        Registered ..............................  Description of
Securities

Item l0   Interest of Named Experts and Counsel ...  Experts

Item 11   Material Changes ........................  Prospectus Summary

Item 12   Incorporation of Certain Information by
          Reference ...............................  Documents
                                                     Incorporated by
                                                     Reference

Item l3.  Disclosure of Commission Position on
          Indemnification for Securities Act
          Liabilities .............................
Indemnification

PROSPECTUS                    CEL-SCI CORPORATION
                              Common Stock


         This Prospectus relates to the offer and sale of shares of the Common Stock of Cel-Sci Corporation (the "Company") by the holders of the Company's Series C Preferred Stock (the "Preferred Stock") if and when the holders of the Series C Preferred Stock elect to convert the Preferred Stock into shares of the Company's Common Stock. The Series C Preferred Shares are convertible into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock (the "Conversion Price"). The term "Closing Price" is defined as the average closing bid price of the Company's Common Stock over the five day trading period ending on the day prior to the conversion of the Preferred Stock. Notwithstanding the above, the Conversion Price may not be more than $4.00. Beginning 90 days after December 17, 1996 one half of the Series C Preferred Shares are convertible into shares of the Commpany's common stock. All preferred shares are convertible into shares of the Company's common stock beginning 180 days after December 17, 1996 provided however that if the Company's common stock trades for more than $8.00 at any time, then all shares of Preferred Stock will thereafter be immediately convertible into shares of the Company's common stock. The holders of the Preferred Stock may resell the shares they receive upon conversion from time to time in the public market. The holders of the Preferred Stock, to the extent they convert the Preferred Stock into shares of Common Stock, are sometimes referred to in this Prospectus as the "Selling Shareholders".
This Prospectus also relates to the sale of up to 759,526 shares of common stock issuable upon the exercise of certain Warrants. The Warrants were issued in connection with the sale of the Company's Series C Preferred Stock. As part of this sale, the Company issued 379,763 Series A Warrants and 379,763 Series B Warrants (collectively, the "Warrants"). Each Series A warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1998. Each Series B Warrant entitles the holder to purchase one share of the Company's Common Stock at a price of $4.50 per share at any time prior to March 15, 1999. The holders of the Warrants, to the extent they exercise the Warrants and receive shares of Common Stock, are also referred to in this Prospectus as the "Selling Shareholders".
         The Company will not receive any proceeds from the resale of the shares by the Selling Shareholders. The Selling Shareholders have advised the Company that they will offer the shares through broker/dealers at market prices with customary commissions being paid by the Selling Shareholders. The costs of registering the shares offered by the Selling Shareholders are being paid by the Company. The Selling Shareholders will pay all other costs of the sale of the shares offered by them. See "Selling Shareholders".
         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" AND "DILUTION".
               THESE SECURITIES HAVE NOT BEEN APPROVED OR

               DISAPPROVED BY THE SECURITIES AND EXCHANGE

            COMMISSION NOR HAS THE COMMISSION PASSED UPON

            THE

              ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY

              REPRESENTATION TO THE CONTRARY IS A CRIMINAL

                                OFFENSE.

         On January   , 1997 the closing prices of the Company's Common

Stock and Warrants on the NASDAQ System were $     and $    ,

respectively. See "Market Information".

























             The Date of this Prospectus is January   , 1997

                          AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of any such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facility maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's Regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can be obtained from the Public Reference Section of the Commission at its office in Washing- ton, D.C. 20549 at prescribed rates. Certain information concerning the Com- pany is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. The Company has filed with the Commis- sion a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the Registra- tion Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.
                  DOCUMENTS INCORPORATED BY REFERENCE


         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:
                              CEL-SCI Corporation
                     66 Canal Center Plaza, Suite
                             510 Alexandria, VA  22314
                                 (703) 549-5293
                          Attention:  Secretary

         The following documents filed with the Commission by the Company (Commission File No. 0-11503) are hereby incorporated by reference into this Prospectus:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996; and

         (2) The Company's Proxy Statement relating to the June 14, 1996 Annual Meeting of Shareholders.

         All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or super- seded, to constitute a part of this Prospectus.

                           PROSPECTUS SUMMARY
         THIS SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS.


The Company

      CEL-SCI Corporation (the "Company") was formed as a Colorado corporation in 1983. The Company is involved in the research and development of certain drugs and vaccines. The Company's first product, MULTIKINETM, manufactured using the Company's proprietary cell culture technologies, is a combination, or "cocktail", of natural human interleukin2 ("IL-2") and certain lymphokines and cytokines. MULTIKINE is being tested to determine if it is effective in improving the immune response of advanced cancer pantients. The Company's second product, HGP-30, is being tested to determine if it is an effective treatment/ vaccine against the AIDS virus. In addition, the Company recently acquired a new patented T-cell Modulation Process which uses "hetero- conjugates" to direct the body to chose a specific immune response. The Company intends to use this new technology to improve the cellular immune response of persons vaccinated with HGP-30 and to develop a potential tuberculosis ("TB") treatment/vaccine.

         Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of immunogenicity and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indi- cations of efficacy. Phase III trials consist of testing for actual clinical efficacy for safety within an expanded group of patients at geographically dispersed test sites.

         In March 1995, the Canadian Health Protection Branch, Health and Welfare Ministry gave clearance to the Company to start a phase I/II cancer study using Multikine. The study, which will enroll up to 30 head and neck cancer patients who have failed conventional treatments, will be conducted at several sites in the United States and Canada and is designed to evaluate safety, tumor responses and immune responses in patients treated with multiple courses of Multikine. The length of time that each patient will remain on the inves- tigational treatment will depend on the patient's response to treatment. In May l995, the U.S. Food and Drug Administration (FDA) authorized the export of the Company's Multikine drug to Canada for purposes of this study.

         In February 1996 the FDA authorized the Company to conduct two human clinical studies using MULTIKINE and focusing on prostate and head and neck cancer. The prostate study is being conducted at Jefferson Hospital in Philadelphia, Pennsylvania and will involve up to 15 prostate cancer patients who have failed on hormonal therapy. The head and neck cancer study will involve up to 30 cancer patients who have failed using conventional therapies. The head and neck cancer study in the U.S. is being conducted in conjunction with the Company's Canadian head and neck cancer study.

         Viral Technologies, Inc. ("VTI"), a wholly-owned subsidiary of the Company, is engaged in the development of a possible treatment/vaccine for AIDS. VTI's technology may also have application in the treatment of AIDS-in fected individuals and the diagnosis of AIDS. VTI's AIDS treatment/ vaccine, HGP-30, has completed certain Phase I human clinical trials. In the Phase I trials, the vaccine was administered to volunteers who were not infected with the HIV virus in an effort to determine safe and tolerable dosage levels.

         In April 1995 VTI, with the approval of the California Department of Health Services Food and Drug Branch (FDB), began another clinical trial in California using volunteers who received two vaccinations. The volunteers receiving the two lowest dosage levels were asked to donate blood for a SCID mouse HIV challenge study. The SCID mouse is considered to be the best available animal model for HIV because it lacks its own immune system and therefore permits human cell growth. White blood cells from the five (5) vaccinated volunteers and from normal donors were injected into groups of SCID mice. They were then challenged with high levels of a different strain of the HIV virus than the one from which HGP-30 is derived. Infection by virus was determined and confirmed by two different assays, p24 antigen, a component of the virus core, and reverse transcriptase activity, an enzyme critical to HIV replication. Approximately 78% of the SCID mice given blood from vaccinated volunteers showed no HIV infection after virus challenge as compared to 13% of the mice given blood from unvaccinated donors.

         All of the Company's products are in the early stages of development. The Company does not expect to develop commercial products for several years, if at all. The Company has had operating losses since its inception, had an accumulated deficit of approximately $30,400,000 at September 30, 1996, and expects to incur substantial losses for the foreseeable future.

         In August 1996 the Company sold, in a private transaction, 5,000 shares of its Series B Preferred Stock (the "Series B Preferred Shares") for $5,000,000 or $1,000 per share. At the purchasers' option, up to 2,500 Series B Preferred Shares are convertible, on or after ten days from the date the shares have been registered for public sale (the "Effective Date"), into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 87% of the Closing Price of the Company's Common Stock.
All Preferred Shares are convertible, on or after 40 days from the Effective Date, on the basis of one share of Preferred Stock for shares of the Company's Common Stock equal in number to the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock. The term "Closing Price" is defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock. Notwithstanding the above, the conversion price may not be less than $3.60 nor more than $14.75. Each Preferred Share is entitled to a quarterly dividend, if, as, and when declared by the Board of Directors, of $17.50. Any Series B Preferred Shares which are outstanding on the second anniversary of the Effective Date will be automatically converted into shares of the Company's Common Stock. By means of a Registration Statement filed with the Securities and Exchange Commission, the shares issuable upon the conversion of the Series B Preferred Shares have been registered for public sale. Prior to December 20, 1996 1,900 Series B Preferred Shares were converted into 527,774 shares of the Company's common stock. In December 1996 the Company repurchased 2,850 Series B Preferred Shares for $2,850,000 plus warrants which allow the holders to purchase up to 99,750 shares of the Company's common stock for $4.25 per share at any time prior to December 15, 1999. The Company raised funds required for this repurchase from the sale of its Series C Preferred Stock.
         In December 1996 the Company raised $2,850,000 from the sale of units consisting of 2,850 shares of the Company's Series C Preferred Stock, 379,763 Series A Warrants and 379,763 Series B Warrants. The Series C Preferred Shares are convertible into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock (the "Conversion Price"). The term "Closing Price" is defined as the average closing bid price of the Company's Common Stock over the five day trading period ending on the day prior to the conversion of the Preferred Stock. Notwithstanding the above, the Conversion Price may not be more than $4.00. Beginning 90 days after December 17, 1996 one half of the Series C Preferred Shares are convertible into shares of the Commpany's common stock. All preferred shares are convertible into shares of the Company's common stock beginning 180 days after December 17, 1996 provided however that if the Company's common stock trades for more than $8.00 at any time, then all shares of Preferred Stock will thereafter be immediately convertible into shares of the Company's common stock. The Preferred Shares are not entitled to any annual dividends, provided however that if the shares of common stock issuable upon the conversion of the Series C Preferred Stock have not been registered for public sale within 90 days after December 17, 1996, then the Company will pay a dividend (based upon a variable formula) with respect to each outstanding share of the Series C Preferred Stock. Any Series C Preferred Shares which are outstanding on December 15, 1998 will be automatically converted into shares of the Company's Common Stock, provided however the shares of Common Stock issuable upon the conversion of the Series C Preferred Shares have been registered for public sale and the Company's Common Stock is listed on the Nasdaq System. The Preferred Shares have a liquidation preference of $1,000 per share over the Company's Common Stock. Each Series A Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1998. Each Series B Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1999. The shares issuable upon the conversion of the Series C Preferred Shares and the exercise of the Warrants are are being offered for public sale by means of this Registration Statement. See "Selling Shareholders".
         The Company's executive offices are located at 66 Canal Center Plaza, Suite 510, Alexandria, Virginia 22314, and its telephone number is (703) 5495293.
                              THE OFFERING
Securities Offered:     Shares of Common Stock are offered for public
sale
                        by the holders of the Company's Series C
                        Preferred Stock if and when the holders of the
                        Preferred Stock elect to convert the Preferred
                        Stock into shares of the Company's Common Stock.
                        Up to 759,526 additional shares of common stock
                        are offered for public sale upon the exercise of
                        Warrants which were issued in connection with the
                        sale of the Series C Preferred Stock. The holders
                        of the Preferred Stock and the Warrants, to the
                        extent they convert the Preferred Stock into
                        Common Stock or exercise the Warrants, may resell
                        the shares they receive upon conversion or
                        exercise from time to time in the public market.
                        The holders of the Preferred Stock and the
                        Warrants are sometimes referred to in this
                        Prospectus as the "Selling Shareholders".  The
                        Company will not receive any proceeds from the
                        sale of the shares offered by the Selling
                        Shareholders.  See "Selling Shareholders".
Common Stock Outstand-
ing Prior To and After
Offering:               As of December
31, 1996, the Company had 8,519,950
                        shares of Common
                        Stock issued and
                        outstanding.
                        Assuming all
                        shares of the
                        Series C
                        Preferred Stock
                        are converted to
                        712,500 shares
                        of the Company's
                        Common Stock
                        (assuming a
                        conversion price
                        of $4.00 per
                        share) and all
                        of the Warrants
                        are exercised,
                        there will be
                        9,991,988 shares
                        of Common Stock
                        issued and
                        outstanding.
                        The number of
                        outstanding
                        shares before
                        and after this
                        Offering does
                        not give effect
                        to shares which
                        may be issued
                        upon the
                        exercise and/or
                        conversionof
                        options,
                        warrants or
                        other
                        convertible
                        securities
                        previously
                        issued by the
                        Company.  See
                        "Dilution and
                        Comparative
                        Share Data",
                        "Selling
                        Shareholders"
                        and "Description
                        of Securities".
Risk Factors:           The purchase of
the Securities offered by this Pros-
                        pectus involves
                        a high degree of
                        risk.  Risk
                        factors include
                        the following:
                        lack of revenues
                        and history of
                        loss, need for
                        additional
                        capital,
                        government
                        regula- tion,
                        need for FDA
                        approval, and
                        dilution. See
                        "Risk Factors."

NASDAQ Symbols:         Common Stock:
CELI
                        Warrants:  CELIW
Summary Financial Data

For the Years Ended September 30,
1996        1995      1994        1993
1992
Investment Income
& Other Revenues   $  322,370  $ 423,765
$624,670     $997,964     $434,180
Expenses:
Research and
Development         3,471,477  1,824,661
2,896,109    1,307,042      481,697
Depreciation
  and
 Amortization         290,829    262,705
138,755       55,372       33,536

General and
Administrative      2,882,958
1,713,912  1,621,990   1,696,119
1,309,475
Equity in loss
  of joint
  venture              3,772    501,125
394,692      344,423   260,388
Net Loss     $(6,326,666) $(3,878,638)
$(4,426,876) $(2,404,992) $(1,650,916)
Loss per
 common share     $(0.98)       $(0.89)
       $(1.06) $(0.58)   $(0.42)

Weighted average
  common shares
outstanding     6,425,316     4,342,628
4,185,240   4,155,431  3,953,233

Balance Sheet Data:
                                          September 30,
                    1996     1995
1994        1993           1992
Working
Capital       $10,266,104  $3,983,699
$5,795,191 $10,296,472 $13,043,012
Total Assets   11,878,370   6,359,011
8,086,670  11,633,090  13,769,504
 Total
    Liabilities    294,048   1,516,978
   1,407,602     688,231    467,086
Shareholders'
Equity          11,584,322   4,842,033
6,679,068  10,944,859 13,302,4l8

No common stock dividends have been
declared by the Company since its
inception.

             RISK FACTORS

         An investment in the Company's Securities involves a high degree of risk. Prospective investors are advised that they may lose all or part of their investment. Prospective investors should carefully review the following risk factors.
         Lack of Revenues and History of Loss. The Company has had only limited revenues since it was formed in 1983. Since the date of its formation and through September 30, 1996, the Company has incurred net losses of approximately $30,400,000. During the years ended September 30, 1994, 1995 and 1996 the Company suffered losses of $4,426,876,
$3,878,638 and $6,326,666 respectively. The Company has
relied principally upon the proceeds of public and private sales of securities to finance its activities to date. All of the Company's potential products are in the early stages
of development, and any commercial sale of these products
will be many years away. Accordingly, the Company expects to incur substantial losses for the foreseeable future.
         Need for Additional Capital. Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration ("FDA"), involve significant costs. The Company expects that it will need additional financing in order to fund the costs of future clinical trials, related research, and general and administrative expenses. The
Company may be forced to delay or postpone development and research expenditures if the Company is unable to secure adequate sources of funds. These delays in development may have an adverse effect on the Company's ability to produce a timely and competitive product. There can be no assurance that the Company will be able to obtain additional funding
from other sources.
         Viral Technologies, Inc. ("VTI"), a wholly-owned subsididary of the Company, is dependent upon funding from the Company for its operations and research programs.
         Cost Estimates.  The Company's estimates of the
costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. If the Company's cost estimates are incorrect, the Company will need additional funding for its research efforts.
Government Regulation - FDA Approval. Products which may be developed by the Company or Viral Technologies, Inc. (or which may be developed by affiliates or licensees) will require regulatory approvals prior to sale. In particular, therapeutic agents and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign
countries.   The process of obtaining FDA and  corresponding
foreign approvals is costly and time consuming, particularly for pharmaceutical products such as those which might ultimately be developed by the Company, Viral Technologies, Inc. or its licensees, and there can be no assurance that such approvals will be granted. Any failure to obtain or any delay in obtaining such approvals may adversely affect the ability of poten- tial licensees or the Company to
successfully  market  any  products  developed.   Also,  the
extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted. The clinical trial which the Company's affiliate, Viral Technologies, Inc., is conducting in California is regulated by government agencies in California and obtaining approvals from states for clinical trials is likewise expensive and time consuming.
          Dependence  on Others to Manufacture Product.   The
Company has an agreement with an unrelated corporation for the production, until 1997, of MULTIKINE for research and
testing  purposes.   At present, this is the  Company's  only
source of MULTIKINE. If this corporation could not, for any reason, supply the Company with MULTIKINE, the Company estimates that it would take approximately six to ten months
to   obtain   supplies  of  MULTIKINE  under  an  alternative
manufacturing arrangement. The Company does not know what cost it would incur to obtain this alternative source of supply.
Licensed  Technology.   The Company's clinical  studies  and
research   with  respect  to  MULTIKINE  have   focused   on
compounds, compositions and processes which were licensed to the Company by Sittona Company, B.V. ("Sittona") in 1983. Maximilian de Clara, the Company's president and a director,
controlled  Sittona between 1985 and 1996.   Any  commercial
products developed by the Com- pany and based upon the technology licensed by Sittona will belong to Sittona, subject to the Company's right to manufacture and sell such products in accordance with the terms of the licensing agreement. The Company's license remains in effect until the expiration or abandonment of all patent rights or until the compounds, compositions and processes subject to the license
enter  into  the  public domain, whichever  is  later.   The
license   may  be  terminated  earlier  for  other  reasons,
including the insolvency of the Company. Any future trans actions between the Company and Sittona will be subject to the review and approval by a majority of the Company's disinterested directors.
Technological Change. The biomedical field in which the Company is involved is undergoing rapid and significant
technological   change.    The  successful   development   of
therapeutic   agents  and  diagnostic   products   from   the
compounds,  compositions  and  processes  licensed   to   the
Company, through Company financed research or as a result of possible licensing arrangements with pharmaceutical or other companies, will depend on its ability to be in the tech-nological forefront of this field. There can be no assurance that the Company will achieve or maintain such a competitive position or that other technologi- cal developments will not
cause   the  Company's  proprietary  technologies  to  become
uneconomical or obsolete.
          Certain of the Company's products, as well as certain technology relating to such products, are covered by U.S. and foreign patents licensed to the Company. There is no assurance that any pending patent applications or any patent applications which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford the owners of the patents and the
Company.   Disputes  may arise between  the   owners  of  the
patents or the Company and others as to the scope, validity and ownership rights of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that the Company or the owners of the patents will be in a position, or will deem it advisable, to carry on such a defense. Other private and public
concerns,   in-   cluding  universities,   may   have   filed
applications for, or may have been is- sued, patents and are expected to obtain additional patents and other proprie- tary rights to technology potentially useful or necessary to the Company. The scope and validity of such patents, if any, the extent to which the Company or the owners of the patents may wish or need to acquire the rights to such pa- tents, and the cost and availability of such rights are presently unknown.
Also,   as   far  as  the  Company  relies  upon   unpatented
proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.
Options,  Warrants and Convertible Securities.   The  Company
has   is   sued   options,  warrants  and  other  convertible
securities ("Derivative Securi ties") which allow the holders to acquire additional shares of the Company's Common Stock. In some cases the Company has agreed that, at its expense, it will make appropriate filings with the Securities and Exchange Commission so that the securities underlying certain Derivative Securities will be available for public sale. Such filings could result in substantial expense to the Company and could hinder future financings by the Company.
For the terms of these Derivative Securities, the holders thereof will have an opportunity to profit from any increase in the market price of the Company's Common Stock without assuming the risks of ownership. Holders of such Derivative Securities may exercise and/or convert them at a time when the Company could obtain additional capital on terms more favorable than those provided by the Derivative Securities. The exercise or conversion of the Derivative Securities will dilute the voting interest of the owners of pre- sently outstanding shares of the Company's Common Stock and may adversely af- fect the ability of the Company to obtain additional capital in the future. The sale of the shares of Common Stock issuable upon the exercise or conver- sion of the Derivative Securities could adversely affect the market price of the Company's stock. See "Dilution and Comparative Share Data".
          Competition.   The  competition  in  the  research,
development and com mercialization of products which may be used in the prevention or treatment of cancer and AIDS is
intense.   Major  pharmaceutical and chemical  companies,  as
well as specialized genetic engineering firms, are developing products for these diseases. Many of these companies have
substantial   financial,  research   and   development,   and
marketing  resources and are capable of providing significant
long-term   competition   either  by  establishing   in-house
research groups or by forming collaborative ventures with other entities. In addition, both smaller companies and non-profit institutions are active in research relating to cancer and AIDS and are expected to become more active in the future.

         The clinical trials sponsored to date by the Company and VTI have not been approved by the FDA, but rather have been conducted pursuant to approvals obtained from regulatory agencies in England, Canada and certain states. Since the results of these clinical trials may not be accepted by the FDA, companies which are conducting clinical trials approved by the FDA may have a competi- tive advantage in that the products of such companies are further advanced in the regulatory process than those of the Company or VTI.

          Lack of Dividends. There can be no assurance the Company will be profitable. At the present time, the Company intends to use available funds to finance the Company's operations. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by the Company. The Company does not presently intend to pay dividends on its common stock and there can be no assurance that common stock dividends will ever be paid.

          Dilution. Persons purchasing the securities offered by this Pros pectus will suffer an immediate dilution in the
per  share net tangible book value of their Common Stock.   See
"Dilution and Comparative Share Data."
           Preferred   Stock.    The  Company's   Articles   of
Incorporation authorize the Company's Board of Directors to issue up to 200,000 shares of Preferred Stock. The provisions in the Company's Articles of Incorporation relating to the
Preferred  Stock  allow  the  Company's  directors   to   issue
Preferred Stock with multiple votes per share and dividends rights which would have priority over any dividends paid with
respect  to  the  Company's  Common  Stock.  The  issuance   of
Preferred Stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.
DILUTION AND COMPARATIVE SHARE DATA
     As of December 31, 1996, the present shareholders of the Company owned 8,519,950 shares of Common Stock, which had a net
tangible  book  value  of approximately $1.38  per  share.   The
following table illustrates the comparative stock ownership of the other stockholders of the Company, as compared to the investors in this Offering, assuming all shares offered are sold.
Shares outstanding (1)                                  8,519,950
Shares to be issued upon conversion of
  Series C Preferred Stock, assuming
  conversion price of $4.00 per share                     712,512

Shares to be issued upon exercise of
Warrants                                                  759,526
Shares outstanding (pro forma basis)
(1)                                                      9,991,988
Net tangible book value per share                            $1.38
Equity ownership by present
shareholders afterthis offering                               85%

Equity ownership by investors in this Offering               15%

(1) Amount excludes shares which may be issued upon the exercise and/or con version of options, warrants and other convertible securities previously issued by the Company.
    See table below.

         The purchasers of the securities offered by this Prospectus will suffer an immediate dilution if the price paid for the securities offered is greater than the net tangible book value of the Company's Common Stock.
         "Net tangible book value" is the amount that results from
subtracting the total liabilities and intangible assets of the Company from its total as- sets. "Dilution" is the difference between the offering price and the net tangible book value of shares immediately after the Offering.
The following table reflects the additional shares which may be is sued as the result of the exercise of outstanding options and warrants or the conversion of other securities issued by the Company.


                                           Number of        Note
                                           Shares     Reference
         Outstanding as of December 31,
          1996                           8,519,950


Shares Subject to this Offering:

Shares issuable upon conversion of
the Series C preferred stock,
assuming conversion price of
$4.00 per share                            712,512          A
Shares issuable upon exercise
of Series A and Series B Warrants          759,526          A

Shares outstanding (pro forma

basis)                                   9,991,988

Other Shares Which May Be Issued:

Shares issuable upon conversion of
                   Series B Preferred stock,
                      assuming conversion
price of $4.00 per share                    62,500          B

Shares issuable upon exercise of warrants
           to be held by former holders of
the Company's Series B Preferred Stock.     99,750          B

Shares issuable upon exercise
 of  warrants issued to Selling Agent,
 or its assigns, in connection with the
Company's June and September 1995
Private Offerings                           49,720         C
Shares issuable upon exercise of
 warrants issued to Selling Agent, or
its assigns, in connection with the
Company's August 1996
Private Offering                            15,355         D
Shares issuable upon exercise of
warrants sold in Company's 1992
Public Offering                            517,500         E

Shares issuable upon exercise of warrants
sold to Underwriter in connection with
Company's 1992 Public Offering              90,000         F
Shares issuable upon exercise of
options granted to Company's officers,
directors, employees and consultants     1,161,750         G

                                        11,988,563

    A. In December 1996 the Company raised $2,850,000 from the sale of units consisting of 2,850 shares of the Comany's Series C Preferred Stock, 379,763 Series A Warrants and 379,763 Series B Warrants. The Series C Preferred Shares are convertible into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by the 85% of Closing Price of the Company's Common Stock (the "Conversion Price"). The term "Closing Price" is defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock. Beginning 90 days after December 17, 1996, one half of the Series C Preferred Shares are convertible into shares of the Company's common stock. All preferred shares are convertible into shares of the Company's common stock beginning 180 days after December 17, 1996, provided however that if the closing bid price of the Company's common stock trades for more than $8.00 at any time, then all shares of Preferred Stock will thereafter be immediately convertible into shares of the Company's common stock.
    Notwithstanding the above, the Conversion Price may not be more than $4.00. Any Preferred Shares which are outstanding on December 15, 1998 will be automatically converted into shares of the Company's Common Stock, provided that the shares of Common Stock issuable upon the conversion of the Preferred Shares have been registered for public sale and the Company's Common Stock is listed on the Nasdaq system. Each Series A Warrant entitles the holder to purchase one share of the Company's common stock at a price fo $4.50 per share at any time prior to March 15, 1998. Each Series B Warrant entitles the holder to purchase one share of the Company's common stock at a price of $4.50 per share at any time prior to March 15, 1999. The shares issuable upon the conversion of the Series C Preferred Shares and the exercise of the Warrants are being offered for public sale by means of this prospectus.

B. In August 1996 the Company sold, in a private transaction, 5,000 shares of its Series B Preferred Stock (the "Preferred Shares") for $5,000,000 or $1,000 per share. At the purchasers' option, up to 2,500 Preferred Shares were convertible, on or after November 7, 1996 (the "Effective Date"), into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 87% of the Closing Price of the Company's Common Stock. All Preferred Shares are convertible, on or after 40 days from the Effective Date, on the basis of one share of Preferred Stock for shares of the Company's Common Stock equal in number of the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock. The term "Closing Price" is defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock. Notwithstanding the above, the conversion price may not be less than $3.60 nor more than $14.75. The Preferred Shares, if issued, are entitled to a quarterly divi- dend of $17.50 per share. Any Preferred Shares which are outstanding on November 7, 1998 will be automatically converted into shares of the Com- pany's Common Stock. By means of a Registration Statement filed with the Securities and Exchange Commission, the shares issuable upon the conversion of the Series B Preferred Shares have been registered for public sale.
    Prior to December 20, 1996 1,900 Series B Preferred Shares were converted into 527,774 shares of the Company's common stock. In December 1996 the Company repurchased 2,850 Series B Preferred Shares for $2,850,000 plus warrants which allow the holders to purchase up to 99,750 shares of the Company's common stock for $4.25 per share at any time prior to December 15, 1999. The Company raised the funds required for this repurchase from the sale of its Series C Preferred Stock.
C.  In connection with the Company's June and September Private
    Offerings, Neidiger/Tucker/Bruner, Inc., the Sales Agent for these offerings, received a commission, a non-accountable expense allowance and warrants to purchase (i) 57,500 shares of the Company's Common Stock at $2.00 per share, (ii) 57,500 shares at $2.40 per share, and
    (ii) an additional 115,000 shares at $3.25 per share. Prior to the date of this Prospectus the Sales Agent (and/or its assigns) collectively exercised Warrants pertaining to 180,280 shares of the Company's Common Stock. By means of a separate Registration
    Statement, the shares of Common Stock issuable upon the exercise of the remaining Warrants issued to the Sales Agent have been registered for public sale.
D. In connection with the Company's August l996 Private Offering, Shoreline Pacific Institutional Finance, the Sales Agent for such offering, received a commission plus warrants to purchase 15,355 shares of the Company's Com- mon Stock at $6.51 per share. By means of a separate Registration State- ment, the shares of Common Stock issuable upon the exercise of the Warrants issued to the Sales Agent (or its assigns) have been registered for public sale.


E.  See "Description of Securities".

F. The Underwriter's Warrants provide that the Company, at its expense, will make appropriate filings with the Securities and Exchange Commission so that the securities underlying the Underwriter's Warrants will be available for public sale.
    G. The options are exercisable at prices ranging from $2.87 to $19.70 per share. The Company may also grant options to purchase 833,707 additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.


                          SELLING SHAREHOLDERS

         In December 1996 the Company raised $2,850,000 from the sale of units consisting of 2,850 shares of the Company's Series C Preferred
Stock, 379,763 Series A Warrants and 379,763 Series B Warrants. At the purchasers' option, the Preferred Shares are convertible from time to time, in whole or in part, into shares of the Company's Common Stock upon certain terms. See "Dilution and Comparative Share Data". The shares issuable upon the conversion of the Series C Preferred Shares and/or the exercise of the Series A and Series B Warrants are being offered to the public by means of this Prospectus.
         The holders of the Preferred Shares and the Warrants, to the event they convert their Preferred Shares into shares of Common Stock or exercise their Warrants, are sometimes referred to in this Prospectus as the "Selling Shareholders".  The Company will not receive any proceeds from the sale of the shares by the Selling Shareholders.
         The names of the Selling Shareholders are:
                                 Shares
                                  Which
                                   May Be        Shares
                                   Acquired      Which
                                   Upon Con-     May be
                                   Share version of    Acquired      Shares to
                                   Owner-
                        Shares     Series C      Upon Ex-      be Sold
ship
                      Presently    Preferred     ercise of     in this
     After Name         Owned      Shares (1)    Warrants (2)  Offering (3)
Offering


Laura Huberfeld/Naomi     -          250,000         266,500       516,500
-
  Bodner Partnership
Saleslink LTD             -          125,000         133,250       258,250
-
Newark Sales Corporation  -           75,000          79,950       154,950
-
Cong. Ahavas Tzdoka       -          125,000         133,250       258,250
-
   V'Chesed

Rita Folger               -           37,500          39,976        77,476

-

Viva Corporation          -          100,000         106,600       106,600

-

                                     712,500         759,526     1,472,000

-

(1) Represents shares issuable upon the conversion of the Series C Preferred Stock assuming conversion price of $4.00 per share. The actual number of shares to be issued upon the conversion of the Preferred Shares will depend upon the price of the Company's Common Stock at the time of conversion. See "Description of Securities."

(2) Represents shares issuable upon the exercise of the Series A and Series B Warrants.

(3) Assumes all shares owned, or which may be acquired, by the Selling Share holders, are sold to the public by means of this Prospectus.

         Manner of Sale. The shares of Common Stock owned, or which may be acquired, by the Selling Shareholders may be offered and sold by means of this Prospectus from time to time as market conditions permit in the overthecounter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated.
       The Selling Shareholders and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of 2(11) of the Securities Acts of 1933, and any commissions re- ceived by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabili- ties, including liabilities under the Securities Act as underwriters or other- wise.
         The Company has advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory under writers will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 10b-6 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 10b-6 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of spe-cial selling efforts and selling methods". The Company has also advised the Selling Shareholders that Rule 10b-7 under the 1934 Act prohibits any "stabi- lizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.
         Rule 10b-6 makes it unlawful for any person who is
participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 10b-6 applies to the offer and sale of any of the Shares, then participating
broker/dealers will be obligated to cease market-making activities nine business days prior to their participation in the offer and sale of such Shares and may not recommence market-making activi- ties until their participation in the distribution has been completed. If Rule 10b-6 applies to one or more of the principal marketmakers in the Company's Common Stock, the market price of such stock could be adversely affected.
                        DESCRIPTION OF SECURITIES
Common Stock
          The Company is authorized to issue 100,000,000 shares of
Common Stock, (the "Common Stock"). Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the out- standing Common Stock can elect all directors.
Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.
         Holders of Common Stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemp- tion, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable and all of the shares of Common Stock offered as a component of the Units will be, upon issuance, fully paid and non-assessable.
Preferred Stock
         The Company is authorized to issue up to 200,000 shares of Preferred Stock. The Company's Articles of Incorporation provide that the Board of Directors has the authority to divide the Preferred Stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established.
As the Board of Directors has authority to establish the terms of, and to issue, the Preferred Stock without shareholder approval, the Preferred Stock could be issued to defend against any attempted take- over of the Company.
In May 1996 the Company sold 3,500 shares of its Series A Preferred Stock (the "Preferred Shares") for $3,500,000 or $1,000 per share. At the purchasers' option, up to 1,750 Preferred Shares were convertible, on or after 60 days from the closing date of the purchase of such shares (the "Closing"), into shares of the Company's Common Stock on the basis of one share of Preferred Stock for shares of Common Stock equal in number to the amount determined by dividing $1,000 by 85% of the Closing Price of the Company's Common Stock. All Preferred Shares were convertible, on or after 90 days from the Closing, on the basis of one share of Preferred Stock for shares of the Company's Common Stock equal in number to the amount determined by dividing $1,000 by 83% of the Closing Price of the Company's Common Stock. The term "Closing Price" was defined as the average closing bid price of the Company's Common Stock over the five-day trading period ending on the day prior to the conversion of the Preferred Stock. All outstanding shares of the Series A Preferred Stock have since been converted into 632,041 shares of the Company's Common Stock. The shares issued upon the conversion of the Series A Preferred Stock are being offered for public sale by means of a separate registration statement.
See "Dilution and Comparative Share Data" for information concerning the Company's Series B and Series C Preferred Stock.
Publicly Traded Warrants
         In connection with the Company's February, 1992 public offering, the Company issued 5,175,000 Warrants. Every ten Warrants entitle the holder to purchase one share of the Company's Common Stock at a price of
$15.00 per share prior to February 7,   1998.  The Company, upon 30-days
notice, may accelerate the expiration date of the Warrants, provided, however, that at the time the Company gives such notice of acceleration
(1) the Company has in effect a cur- rent registration statement covering the shares of Common Stock issuable upon the exercise of the Warrants and
(2) at any time during the 30 day period pre- ceding such notice, the average closing bid price of the Company's Common Stock has been at least 20% higher than the warrant exercise price for 15 consecutive trading days. If the expiration date is accelerated, all Warrants not exer-cised within the 30-day period will expire.
       Other provisions of the Warrants are set forth below. This information is subject to the provisions of the Warrant Certificate representing the Warrants.
         1. Holders of the Warrants may sell the Warrants rather than exercise them. However, there can be no assurance that a market will develop or continue as to the Warrants.
         2. Unless exercised within the time provided for exercise, the Warrants will automatically expire.
         3. The exercise price of the Warrants may not be increased during the term of the Warrants, but the exercise price may be decreased at the dis cretion of the Company's Board of Directors by giving each Warrant holder notice of such decrease. The exercise period for the Warrants may be extended by the Company's Board of Directors giving notice of such extension to each Warrant holder of record.
         4. There is no minimum number of shares which must be purchased upon exercise of the Warrants.

         5. The holders of the Warrants in certain instances are protected against dilution of their interests represented by the underlying shares of Common Stock upon the occurrence of stock dividends, stock splits, reclassifications, and mergers.

         6. The holders of the Warrants have no voting power and are not entitled to dividends. In the event of a liquidation, dissolution, or winding up of the Company, holders of the Warrants will not be entitled to participate in the distribution of the Company's assets.

Transfer Agent
     American Securities Transfer, Inc., of Denver, Colorado, is the transfer agent for the Company's Common Stock.
                               LITIGATION
         In February 1996 the Company filed a lawsuit against ImmunoRx and Dr. John Hadden for contract breach, tortious interference of contract and patent infringement concerning the Company's MULTIKINE drug. The lawsuit, filed in the U.S. District Court for the Middle District of Florida, seeks damages and the termination of certain research and clinical studies being conducted by ImmunoRx and Dr. Hadden. From 1984 to 1992, Dr. Hadden consulted with the Company, performed research on MULTIKINE and manufactured MULTIKINE for the Com- pany's head and neck cancer study in Florida. In early 1993, Dr. Hadden signed a separation agreement with the Company acknowledging the Company's ownership of both MULTIKINE and the research results. The Company has learned that Dr. Hadden and ImmunoRx are apparently making copies of MULTIKINE, in contravention of the separation agreement and the patents covering MULTIKINE, and have begun clinical studies in a foreign country using a copy of MULTIKINE. See "Business Compounds and Processes Licensed to the Company".
                                 EXPERTS
         The financial statements as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, inde- pendent auditors, as stated in their report appearing herein, and are incorpo- rated by reference upon the report of such firm given upon their authority as experts in accounting and auditing.
                             INDEMNIFICATION
      The Company's Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of the Company who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably en- titled to indemnification.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Com-pany has been informed that in the opinion of the Securities and Exchange Com- mission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
                         ADDITIONAL INFORMATION
         The Company has filed with the Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20001, a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the Exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an Exhibit to the Registration State-ment, each such statement being qualified in all respects by such reference. Copies of each document may be inspected at the Commission's offices at 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Northeast Regional Office, 7 World Trade Center, 13th Floor, New York,
New York 10048 and the Midwest Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illi- nois 606812511. This Registration Statement and the related exhibits may also be inspected at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. Copies may be obtained at the Washington, D.C. office upon payment of the charges prescribed by the Commission.




2512D

         No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus. Any information or representation not contained in this Prospec- tus must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.
                            TABLE OF CONTENTS

Page Prospectus Summary
 ........................................... Risk Factors
 .................................................
Dilution and Comparative Share Data
 .......................... Selling Shareholders
 .........................................
Description of Securities

 .................................... Litigation

 ...................................................

Experts

 ......................................................

Indemnification

 .............................................. Additional

Information .......................................

                              Common Stock

                           CEL-SCI CORPORATION








                               PROSPECTUS

                                 PART II
                     Information Not Required in Prospectus
Item 14.  Other Expenses of Issuance and Distribution.

             SEC Filing Fee                                    $
2,388
             NASD Filing Fee
1,287
             Blue Sky Fees and Expenses
2,000
             Printing and Engraving Expenses
1,000
             Legal Fees and Expenses
20,000
             Accounting Fees and Expenses
3,000
             Transfer Agent Fees
100
             Miscellaneous Expenses
5,225

             TOTAL
$35,000
             All expenses other than the S.E.C. and NASD filing fees
are estimated.
Item 25.  Indemnification of Officers and Directors.
         It is provided by Section 7-109-102 of the Colorado Revised Statutes and the Company's Bylaws that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in con- nection with the defense of any legal proceeding or threatened legal proceed- ing, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of the Company.
Item 16.  Exhibits
3(a)     Articles of Incorporation      Incorporated by reference to
Exhibit
                                        3(a) of the Company's combined
                                        Regis tration Statement on Form S-
                                        1 and PostEffective Amendment
                                        ("Registration Statement"),
                                        Registration Nos. 2-85547D and 33
                                        7531.

(b)     Amended Articles               Incorporated by reference to
Exhibit
                                        3(a) of the Company's Registration
                                        Statement on Form S-1,
                                        Registration Nos. 2-85547-D and 33
                                        7531.

 (c)     Amended Articles               Filed as Exhibit 3(c) to the
Company's
         (Name change only)             Registration Statement on Form S-
1
                                        Registration Statement (No. 33
34878).

(d)     Bylaws                         Incorporated by reference to
Exhibit
                                        3(b) of the Company's
                                        Registration Statement on Form S-
                                        1, Registration Nos. 2-85547-D
                                        and 337531.





                                  II-1
4(a)     Specimen copy of               Incorporated by reference to
Exhibit
         Stock Certificate              4(a) of the Company's
Registration
                                        Statement on Form S-1,
                                        Registration Nos. 2-85547-D and
                                        337531.

 (c)     Form of Common Stock           Incorporated by reference to
Exhibit
         Purchase Warrant               4(c) filed as an exhibit to the
Com-
                                        pany's Registration Statement on
                                        Form S-1 (Registration No. 33
                                        43281).

5.       Opinion of Counsel             Filed with initial Registration
State-
                                        ment.

10(a)    Purchase Agreement             Incorporated by reference to
Exhibit
         dated April 21, 1986           10(a) of the Company's
Registration
         with Alpha I Biomedical        Statement on Form S-1,
Registration
                                        Nos. 2-85547-D and 33-7531.

 (b)     Agreement with Sittona         Incorporated by reference to
Exhibit
         Company B.V. dated             10(c) of the Company's
Registration
         May 3, 1983                    Statement on Form S-1,
Registration
                                        Nos. 2-85547-D and 33-7531.

(c)     Addendum effective May 3,      Incorporated by reference to
Exhibit
         1983 to Licensing Agree-       10(e) of the Company's
Registration
         ment with Sittona Company,     Statement on Form S-1,
Registration
         B.V.                           Nos. 2-85547-D and 33-7531.

(d)     Addendum effective October    Incorporated by reference to
         Exhibit 13, 1989 to Licensing Agree-  10(d) of Company's Annual
         Report on ment with Sittona Company,    Form 10-K for the year
         ended September
         B.V.                          30, 1989.
10(e)    Employment Agreement with     Filed with Amendment Number 1 to
the
         Geert Kersten                 Company's Registration Statement on
                                       Form S-1 (Commission File Number 33
                                       43281).

10(g)    Agreement between Viral       Filed with Amendment Number 2 to
the
         Technologies, Inc. and        Company's Registration Statement on
         Nippon Zeon Co., Ltd.         Form S-1 (Commission File Number 33-
                                       90230).

23(a)    Consent of Hart & Trinen      Filed with initial Registration
State-
                                       ment.

                                  II-2




  (b)    Consent of Deloitte &         Filed with initial Registration
State-
         Touche LLP                    ment.

24.      Power of Attorney             Included as part of signature page.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.








              (i) To include any Prospectus required by Section l0(a)(3) of the Securities Act of l933;








              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registra tion Statement or any material change to such information in the Registration Statement, including (but not limited to) any addi- tion or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amend ment any of the securities being registered which remain unsold at the termi nation of the offering.

         Insofar as indemnification for liabilities arising under the Securi ties Act of l933 may be permitted to directors, officers and controlling per sons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the pay- ment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling per- son in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controll- ing precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                  II-3
2512D:dm

                            POWER OF ATTORNEY
         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including posteffective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.
                               SIGNATURES
         Pursuant to the requirements of the Securities Act of l933, the Reg istrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Virginia, on the 14th day of January, 1997.
                                       CEL-SCI CORPORATION
                                       By: /s/ Maximilian de Clara
                                          MAXIMILIAN DE CLARA, PRESIDENT

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date

/s/ Maximilian de Clara       Director and Principal      January 14, 1997
MAXIMILIAN DE CLARA           Executive Officer

/s/ Geert R. Kersten          Director, Principal         January 14, 1997
GEERT R. KERSTEN              Financial Officer
                           and Chief Executive
                              Officer

/s/ Mark V. Soresi            Director                    January 14, 1997
MARK V. SORESI

/s/ F. Donald Hudson          Director                    January 14, 1997
F. DONALD HUDSON



2512D:dm